UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2025

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 3, 2025, Datavault AI Inc., a Delaware corporation (the “Company”), completed the initial closing of it’s previously announced transaction (the “Offerings”) in which, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and certain institutional investors (the “Purchasers”), dated March 31, 2025, the Purchasers agreed to purchase from the Company (a) in a registered direct offering, senior secured convertible notes having an aggregate principal amount of $5,555,555 (the “Initial Notes”) for an aggregate purchase price of $5,000,000 and senior secured convertible notes having an aggregate principal amount of $11,111,111 (the “Additional Notes”, and together with the Initial Notes, the “Notes”) for an aggregate purchase price of $10,000,000 upon satisfaction of certain closing conditions applicable to the Initial Notes and Additional Notes, respectively and (b) in a concurrent private placement, common stock purchase warrants (“Warrants”) to purchase up to 19,346,101 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), of which Warrants to purchase up to 6,448,700 shares of Common Stock were issued in connection with the issuance of the Initial Notes (the “Initial Warrants”) and Warrants to purchase up to 12,897,401 shares of Common Stock will be issued in connection with the issuance of the Additional Notes (the “Additional Warrants”).

The closing of the Additional Notes and Additional Warrants (the “Additional Closing,” and together with the initial closing, the “Closings”) will take place on or after the date that is 20 days after the mailing by the Company of a definitive information statement on Schedule 14(c) with respect to the approval, by written consent of the Company’s stockholders, of the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants and a one-time reset, at the Company’s option, of the exercise price of outstanding common stock purchase warrants held by the Purchasers that do not contain “alternative cashless exercise” features ( “Stockholder Approval”).

Obligations Under the Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement (the “Resale Registration Statement”) registering the shares of Common Stock issuable upon exercise of the Warrants within 15 days upon receipt of written request by the Purchasers and use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 45 days following receipt of such written request

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, (i) not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of shares of Common Stock or securities convertible into shares of Common Stock until 45 days after the date of each Closing, and (ii) not to issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) until no Purchasers holds any Notes.

Pursuant to the Purchase Agreement, until the date that is 18 months after the date on which the Notes are no longer outstanding, the Purchasers have the right, but not the obligation, to participate in any issuance by the Company of any debt, preferred stock, shares of Common Stock or securities convertible into shares of Common Stock (a “Subsequent Financing”) up to a maximum of 65% of such Subsequent Financing on the same terms, conditions and price provided to other investors in such Subsequent Financing.

Notes

The Notes carry a 10% original issue discount, and mature 18 months from the date of issuance. No interest accrues during the term of the Notes, unless an event of default occurs, in which case interest will accrue at a rate of 12% per annum. The obligations under these Notes rank senior to all other existing indebtedness and equity of the Company. The Notes are convertible into shares of the Company’s common stock at any time beginning on the date of Stockholder Approval at the option of the holders thereof, in whole or in part, into such number of shares of Common Stock (the “Conversion Shares”) at an initial conversion price equal to $1.00 per share (the “Conversion Price”). Alternatively, the Notes are convertible at a price (the “Alternate Conversion Price”) equal to the greater of (x) the Floor Price (as defined below) and (y) 90% of the lowest volume weighted adjusted price of the shares of Common Stock (the “VWAP”) in the ten (10) trading days prior to the applicable conversion date (“Alternate Conversions”).

The conversion price of the Notes is subject to a floor price of $0.1794 (the “Floor Price”).

In the event the Alternate Conversion Price would be lower than the Floor Price, the Company is required to compensate the holders of the Notes by paying the holders in cash an amount (the “Alternate Conversion Floor Amount”) equal to the product obtained by multiplying (A) the VWAP on the day the holder delivers the applicable conversion notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the holder on the applicable share delivery date with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount that the holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without being limited by the Floor Price.

Under the Notes, the Company is required to use up to 30% of the proceeds from future financings to redeem the Notes in an amount equal to the aggregate principal amount of the Notes being redeemed from such proceeds multiplied by 105%.

The Notes contain 4.99/9.99% beneficial ownership limitations and customary provisions regarding events of defaults and negative covenants.

Warrants

The Warrants have an initial exercise price of $0.8615 per share. The Initial Warrants will be exercisable upon effectiveness of Stockholder Approval and expire five (5) years from the date of such effectiveness. The Additional Warrants will be issued in the Additional Closing, exercisable immediately upon issuance and expire five (5) years from the date of issuance. The exercise price of the Warrants is subject to (a) downward adjustment in the event the Company issues shares of common stock or common stock equivalents having an effective price lower than the then current exercise price of the Warrants, subject to certain exceptions and (b) standard, proportional adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The Warrants contain 4.99/9.99% beneficial ownership limitations.

Security Agreement and Guarantee

In connection with the initial closing on April 3, 2025, the Company entered into (i) a security agreement (the “Security Agreement”), which grants to the holders of the Notes a security interest in all of the assets of the Company, and (ii) a subsidiary guarantee (the “Subsidiary Guarantee”), pursuant to which all domestic subsidiaries of the Company have guaranteed the Company’s obligations under the Notes.

Placement Agency Agreement

As previously announced, in connection with the Offerings, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) on March 31, 2025, pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offerings. Pursuant to the Placement Agency Agreement and in connection with initial closing, the Company paid the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised at the initial closing and reimbursed the Placement Agent an amount up to $15,000 for expenses in connection with the Offerings.

In addition to similar rights previously granted to the Placement Agent, pursuant to the Placement Agency Agreement, the Company granted the Placement Agent a right of first refusal for a period of 30 days from August 22, 2025 to provide investment banking services to the Company on an exclusive basis, exercisable in the Placement Agent’s discretion.

Under the Placement Agency Agreement, for a period of nine (9) months from the Initial Closing, the Company will pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of any capital raising activity received by the Company from the Purchasers in the Offerings.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, the Notes, the Warrants, the Security Agreement, the Subsidiary Guarantee and the Placement Agency Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as exhibits to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Items 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrants and the shares of Common Stock issuable upon exercise therefor to be offered and sold pursuant to the Purchase Agreement will be offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Senior Secured Promissory Note.
4.2*	Form of Warrant.
10.1	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2025).
10.2	Form of Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2025).
10.3	Form of Subsidiary Guarantee (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2025).
10.4	Placement Agency Agreement, dated as of March 31, 2025, by and between Datavault AI Inc. and Maxim Group LLC, as placement agent (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*       Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

Date: April 4, 2025	By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Financial Officer